EXHIBIT 10.1

LOAN AGREEMENT entered into in the City of Montreal, Quebec, as of the 7th day of May, 2019

WHEREAS the Borrower wishes to borrow a certain amount of funds from the Lender and the Lender is prepared to lend such funds to the Borrower on the terms and conditions contained herein;

NOW THEREFORE, THE PARTIES HAVE AGREED TO THE FOLLOWING:

1. THE FACILITY

The Lender agrees, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, an amount of up to but not exceeding, in the aggregate **CDN$4,000,000** (the "**Facility**"). The Facility is available on a revolving basis such that, during the period commencing on May 7, 2019 until May 6, 2021 (the "**Availability Period**"), subject to all the terms and conditions of this Agreement, the Borrower may re-borrow the whole or any part of any advance previously repaid to the extent of the then Available Facility. "**Available Facility**" means the amount of the Facility less the amount of the Loan then outstanding. "**Loan**" means the principal amount outstanding under the Facility at any time.

2. PURPOSE

Advances under the Facility shall be used by the Borrower as follows:

311208.00089/105065458.5

LOAN AGREEMENT – PAGE 2

(i) an initial amount of CDN$452,100 for the purpose of guaranteeing certain suppliers;

(ii) a further initial amount of CDN$347,900 for the purpose of supplementing short-term cash flow; and

(iii) such other amounts as may be borrowed hereunder for the purpose of supplementing short-term cash-flow and general corporate purposes.

3. DISBURSEMENT

The Borrower may request advances from time to time under the Facility during the Availability Period upon prior written notice to the Lender of at least one business day, it being acknowledged that the amount of CDN$800,000 was advanced to the Borrower on May 7, 2019.

4. UNCOMMITTED NATURE OF FACILITY

The parties hereto agree that the Facility is made available to the Borrower pursuant to an uncommitted facility which means that the Lender may at any time, in its absolute discretion, terminate and cancel the Facility, refuse to fund any advance requested or demand payment of the entire amount of the Loan.

5. INTEREST

The principal amount outstanding under the Loan shall bear interest monthly at the Bank of Montreal's prime rate plus one (1) percent (1%).

6. MONTHLY INSTALMENTS

The interest payable in accordance with the foregoing provisions and computed as aforesaid on the principal amount outstanding under the Loan from time to time shall be payable in arrears, on the first (1st) business day of each and every calendar month of each year with respect to amounts of interest accrued to and including the last day of the previous month, with interest on all overdue interest at the rate applicable to the principal amount outstanding under the Loan during the period in which it remains unpaid, computed daily, compounded monthly and payable upon the demand of the Lender.

7. TERM

Payment in full of principal and interest outstanding pursuant to the Loan shall be due on May 7, 2021(the "**Maturity Date**").

8. REPAYMENT

The Borrower hereby undertakes and covenants to repay to the Lender the entire outstanding principal amount of the Loan and all interest thereon on the Maturity

311208.00089/105065458.5

LOAN AGREEMENT – PAGE 3

Date and upon demand from the Lender made at any time following an Event of Default.

The Borrower may prepay the Loan at any time prior to the Maturity Date, in whole or in part in any amount, without penalty or premium, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

9. PLACE OF PAYMENT

The Borrower shall make all payments pursuant to this Agreement to the Lender in the lawful currency of the Canada, in immediately available funds at its address above-mentioned, or at any other place of business of the Lender, which the Lender may from time to time notify the Borrower of in writing.

10. GUARANTEE

10.1 Guarantee

The Guarantor, solidarily and jointly and severally with the Borrower, hereby irrevocably and unconditionally guarantees to the Lender the due and punctual payment, observance and performance of all of the obligations of the Borrower under this Agreement (the "**Guaranteed Obligations**") when and as due (whether on demand, by reason of acceleration or otherwise) in accordance with their respective terms, and each Guarantor hereby agrees to pay, observe or perform the same when so due or deemed to be due, upon demand therefor by the Lender.

10.2 Nature of Guaranteed Obligations

The Guarantor's obligations hereunder are solidary, joint and several, absolute and unconditional, present and continuing, unlimited, general and irrevocable and constitute a guarantee of payment and performance and not merely a guarantee of collection. The obligations of the Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action may be brought against the Guarantor to enforce this guarantee.

10.3 No Release of the Guarantor

Save and except for, and only upon the cancellation in full of the Loan and the receipt by the Lender of the full and definitive payment of all amounts due under this Agreement, the obligations of the Guarantor hereunder shall not be reduced, limited or terminated, nor shall the Guarantor be discharged from any obligation hereunder, for any reason whatsoever.

10.4 Waivers

The Guarantor hereby waives:

311208.00089/105065458.5

LOAN AGREEMENT – PAGE 4

10.4.1 any benefit of discussion or division including, without limitation, any requirement, and any right to require, that any power be exercised or any action be taken against the Borrower for any of the Guaranteed Obligations; and

10.4.2 any and all defences to and set-offs, counterclaims and claims of recoupment against any and all of the Guaranteed Obligations that may at any time be available to the Borrower.

10.5 **Rights of Subrogation**

The Guarantor will not enforce any right it may at any time have against the Borrower for any of the Guaranteed Obligations, including without limitation any rights of subrogation, exoneration, reimbursement and contribution and whether arising by operation of law or otherwise, until all of the Guaranteed Obligations have been paid, observed and performed in full.

10.6 **Continuance of the Guarantee**

This guarantee shall continue in full force and effect until the payment, observance and performance in full of the Guaranteed Obligations and the cancellation in full of the Loan.

11. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower represents and warrants to the Lender that:

311208.00089/105065458.5

LOAN AGREEMENT – PAGE 6

12.2 **Remedies**

12.3 **Notices**

Save as otherwise expressly provided for herein, no notice or mise-en-demeure of any kind shall be required to be given to the Borrower by the Lender for the purpose of putting the Borrower in default, said party being in default by the mere passage of time allowed for the performance of an obligation or by the mere happening of any event constituting an Event of Default.

12.4 **Dealing with the Borrower**

13. NOTICES

Any notice, direction or other document required or permitted to be given under the provisions hereof shall be in writing and may be given by delivering, mailing or sending same to the Lender or to the Borrower, as the case may be, at its co-ordinates above-mentioned.

311208.00089/105065458.5

LOAN AGREEMENT – SIGNATURE PAGE

OINK OINK CANDY INC.
as Borrower

Per: ______________________
Name: Sarah Segal
Title: President.

DAVIDSTEA INC.
as Lender

Per: ______________________
Name:
Title:

RAINY DAY INVESTMENTS LTD.
as Guarantor

Per: ______________________
Name:
Title:

FIRST AMENDMENT TO LOAN AGREEMENT entered into in the City of Montreal, Quebec, as of the 13th day of September, 2019

BETWEEN:	DAVIDSTEA INC., a corporation organized under the laws of Canada, having its head office at 5430 Ferrier Street, Mount-Royal, Québec, H4P 1M2
(as "Lender")

AND:	OINK OINK CANDY INC., a corporation organized under the laws of Canada, having its head office at 5695 Ferrier Street, Mount-Royal, Québec, H4P 1N1
(as "Borrower")

AND:	RAINY DAY INVESTMENTS LTD., a corporation organized under the laws of Canada, having its head office at 5695 Ferrier Street, Mount-Royal, Québec, H4P 1N1
(as "Guarantor")

WHEREAS the Borrower, the Guarantor and the Lender entered into a loan agreement dated as of May 7, 2019 (the “Original Loan Agreement” and the Original Loan Agreement as amended by the terms hereof and as same may be further amended, supplemented or restated, the “Loan Agreement”);

WHEREAS the Borrower, the Guarantor and the Lender wish to amend certain provisions of the Original Loan Agreement as of the date hereof;

NOW THEREFORE, THE PARTIES HAVE AGREED TO THE FOLLOWING:

1.	AMENDMENTS

(a)	Section 1 of the Original Loan Agreement is hereby amended by replacing it in its entirety with the following:

“The Lender agrees, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, an amount of up to but not exceeding, in the aggregate CDN$2,000,000 (the "Facility"). The Facility is available on a non-revolving basis such that, the Borrower may not re-borrow the whole or any part of any advance previously repaid. "Loan" means the principal amount outstanding under the Facility at any time.”;

(b)	Section 3 of the Original Loan Agreement is hereby amended by replacing it in its entirety with the following:

AMENDMENT AGREEMENT PAGE 2

“The Borrower hereby acknowledges that as of September 13, 2019, the full amount of the Facility has been advanced to it and a Loan in the amount of CDN$2,000,000 is outstanding.”;

(c)	Section 7 of the Original Loan Agreement is hereby amended by replacing it in its entirety with the following:

“Payment in full of principal and interest outstanding pursuant to the Loan shall be due and payable on December 31, 2019 (the "Maturity Date").”;

(d)	Section 11 of the Original Loan Agreement is hereby amended by replacing it in its entirety with the following:

“Each of the Borrower and the Guarantor represents and warrants to the Lender that:

11.1.1 it is a corporation duly constituted, validly existing and in good standing with respect to the filing of its returns under the laws of its jurisdiction of constitution;

11.1.2 it has all requisite power and authority to own its property and to carry on its business;

11.1.3 it has the power, and it has taken all necessary action, to authorise it to borrow or, as the case maybe, guarantee, under the terms of this Agreement; and

11.1.4 this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other similar law affecting the enforcement of creditors rights generally and subject to the limitation of the availability of the remedy of specific performance or injunctive relief under any law and affecting the enforcement of creditors rights generally, and subject to the limitation of the availability of the remedy of specific performance or injunctive relief which is subject to the discretion of the court before which any proceeding therefore may be brought.”;

(e)	Section 12.1 of the Original Loan Agreement is hereby amended by replacing it in its entirety with the following:

“The occurrence of the following events while any principal amount remains outstanding under the Loan shall constitute an event of default (an "Event of Default"):

12.1.1 should the Borrower or the Guarantor fail to make, upon demand from the Lender, any payment with respect to the Loan; or

AMENDMENT AGREEMENT PAGE 3

12.1.2 should (a) an involuntary proceeding be commenced against the Borrower or the Guarantor (i) seeking bankruptcy, liquidation, reorganization, dissolution, winding up, a composition or arrangement with creditors, a readjustment of debts, or other relief with respect to it or its debts under any bankruptcy laws or other customary insolvency actions or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, the issuance of a writ of attachment, execution, or similar process, or like relief, and such involuntary proceeding shall remain undismissed and unstayed for a period of 30 days, (b) an order for relief is entered against the Borrower or the Guarantor under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other present or future federal bankruptcy or insolvency Laws of Canada, (c) filing by the Borrower or the Guarantor of an answer admitting the material allegations of a petition filed against it in any involuntary proceeding commenced against it or the Borrower or the Guarantor stating that it is unable to pay its debts generally when they fall due, or (d) consent by the Borrower or the Guarantor to any relief referred to in this paragraph or to the appointment of or taking possession by any such official in any involuntary proceeding commenced against it or the taking of any steps by the Borrower or the Guarantor to obtain any such relief; or

12.1.3 should any representation or warranty which has been made by or on behalf of the Borrower or the Guarantor to the Lender in or pursuant to this Agreement prove at any time to be either incorrect or substantially inaccurate with respect to a material aspect.”;

(f)	Section 12.2 of the Original Loan Agreement is hereby amended by replacing it in its entirety with the following:

“If an Event of Default has occurred and is continuing and in every such event:

12.2.1 with the exception of an Event of Default specified in subsection 12.1.2, the Lender may declare as being immediately due and payable all of the principal amount then outstanding under the Loan, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything in the Agreement to the contrary notwithstanding and thereupon the Lender may exercise and all of its rights and recourses under this Agreement, any security document executed in connection herewith and all applicable law; and

12.2.2 upon the occurrence of an Event of Default specified in subsection 12.1.2, such principal referred to in subsection 12.2.1 shall thereupon and concurrently therewith become due and payable, all without any action by the Lender and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything in this Agreement to the contrary notwithstanding, and thereupon the Lender may exercise any and all of its rights and recourses under this Agreement, any security document executed in connection herewith and all applicable law.”;

AMENDMENT AGREEMENT PAGE 4

(g)	Section 12.4 of the Original Loan Agreement is hereby amended by replacing it in its entirety with the following:

“The Lender may, subject to acting in a commercially reasonable manner, grant extensions of time and other indulgences, take and give securities, accept compositions, grant leases and discharges and otherwise deal with the Borrower as the Lender may see fit, without prejudice to the liability of the Borrower or the Guarantor.”;

(h)	Section 14 of the Original Loan Agreement is hereby amended by replacing it in its entirety with the following:

“This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that (i) neither the Borrower nor the Guarantor may assign its rights and obligations under this Agreement without the express prior written consent of the Lender, and (ii) the Lender may assign, directly or indirectly, any of its rights, duties or obligations hereunder with the express prior written consent of the Borrower, which consent of the Borrower shall not be required at any time when an Event of Default has occurred and is continuing.”.

2.	INTEREST PAYMENT

The Borrower covenants and agrees that it shall pay, on September 17, 2019, all outstanding interest on the Loan as of August 3rd, 2019, in the aggregate amount of CDN$12,800.

3.	ORIGINAL LOAN AGREEMENT

Save as amended hereby, the provisions of the Original Loan Agreement shall continue to bind the parties hereto and remain in full force and effect.

4.	COUNTERPARTS

This First Amendment to Loan Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

5.	INTERPRETATION

This Agreement shall be interpreted in accordance with and governed by the Province of Québec and the laws of Canada applicable therein. In any place in this Agreement where the context requires it, the singular number shall be interpreted as plural and the neuter gender as either masculine or feminine. Les parties aux présentes ont expressément exigé que la présente convention et tous les autres contrats, documents ou avis qui y sont afférents soient rédigés en langue anglaise.

AMENDMENT AGREEMENT PAGE 5

[Signature page follows]

AMENDMENT AGREEMENT – SIGNATURE PAGE

IN WITNESS HEREOF, each of the parties hereto has executed this Agreement at the place and time first hereinabove indicated.

OINK OINK CANDY INC.
as Borrower

Per:	/s/ Sarah Segal
Name:
Title:

DAVIDSTEA INC.
as Lender

Per:	/s/ Frank Zitella
Name:
Title:

RAINY DAY INVESTMENTS LTD.
as Guarantor

Per:	/s/ Herschel Segal
Name:
Title: